Exhibit 99.1

On November 12, 2004, Leonard A. Lauder ("LAL" or the "Reporting Person") exercised options in respect of 300,000 shares of Class A Common Stock.
He sold 342,800 that day in a number of transactions with an average sale price of $44.2030.
The information regarding shares sold at each price appears in the two columns below:

Share		Price
300		43.67
200		43.68
400		43.69
700		43.73
800		43.74
1700		43.75
600		43.76
500		43.79
200		43.80
200		43.83
100		43.86
1200		43.88
100		43.89
400		43.90
400		43.91
800		43.92
900		43.93
100		43.94
100		43.95
2500		43.96
1700		43.97
500		43.98
7100		43.99
7400		44.00
4700		44.01
6900		44.02
4200		44.03
4900		44.04
12700		44.05
17500		44.06
12500		44.07
5900		44.08
10900		44.09
10300		44.10
6800		44.11
1000		44.12
3800		44.13
900		44.14
1800		44.15
900		44.16
1800		44.17
900		44.18
1800		44.19
6600		44.20
900		44.21
900		44.22
1200		44.23
1500		44.24
900		44.25
900		44.27
900		44.29
600		44.31
189300	44.32

After these sales, the amounts of Class A Common
Stock beneficially owned by:

(a) LAL includes (i) 5,369,169 shares
held directly, (ii) 3,029,302 shares
indirectly as the majority stockholder of LAL Family Corporation, which is the sole general partner of
LAL Family Partners L.P.
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock), and (iv) 390,000 shares indirectly which are held directly by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii) and (iii)
to the extent he does not have
a pecuniary interest in such
securities and he disclaims beneficial
ownership of the shares in clause
(iv) owned by his wife.

(b) EHL includes (i) 390,000 shares held directly,
(ii) 5,369,169 shares held
directly by her husband, LAL, and (iii) 3,044,686 shares held indirectly by her husband, LAL (see (a) (ii) and (a) (iii) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.